Exhibit 99.2

EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION Quarter Ended March 31, 2012 Investor Relations | Download our IR package and join the CoreSite email list at www.CoreSite.com or email lnvestorRelations@CoreSite.com. Corporate Contact | 1050 17th Street, Suite 800—Denver, CO 80265 USA | +1 866.777.2673 (T) | +1 877.231.0746 (eFax) | lnfo@CoreSite.com This Supplemental Operating and Financial Data package is not an offer to sell or solicitation to buy securities of CoreSite Realty Corporation. Any offers to sell or solicitation to buy securities of CoreSite Realty Corporation shall be made only by means of a prospectus for that purpose.

Quarter Ended March 31, 2012 Table of Contents Overview: Earnings Release 1 Company Profile 6 Summary of Financial Data 7 Financial Statements: Consolidated Balance Sheets 8 Consolidated Statements of Operations 9 Reconciliations of Net Income (Loss) to FFO, AFFO and EBITDA 10 Operating Portfolio: Operating Properties 11 Geographic Diversification and 10 Largest Customers 14 Development Summary and Capital Expenditures 15 Capital Structure: Market Capitalization and Debt Summary 16 Interest Summary and Debt Covenants 17 Appendix 18

Quarter Ended March 31, 2012 CORESITE REPORTS FIRST QUARTER 2012 RESULTS DENVER, CO—April 26, 2012—CoreSite Realty Corporation (NYSE: COR), a national provider of powerful, network-rich data centers, today announced financial results for the first quarter 2012. Quarterly Highlights • Reported first-quarter FFO of $0.36 per diluted share and unit, representing a 5.9% increase over the prior quarter and a 44.0% increase over the prior-year quarter • Reported first-quarter revenue of $47.3 million, representing a 2.7% increase over the prior quarter and a 18.3% increase over the prior-year quarter • Executed new and expansion data center leases representing $7.1 million of annualized GAAP rent with a weighted-average GAAP rental rate of $188 per net rentable square foot Achieved an 85.8% retention ratio with 3.3% rent growth on signed renewals on a cash basis and 12.5% on a GAAP basis Commenced 30,698 net rentable square feet (“NRSF”) of new and expansion leasing, with GAAP annualized rent of $241 per square foot Tom Ray, CoreSite’s Chief Executive Officer, commented, “During the first quarter of 2012, we continued to successfully execute on our strategy to expand our position as a network-centric provider in key domestic markets. Sales remained well-distributed across verticals and geographies, with particular strength in the cloud and carrier verticals. We delivered new capacity in Northern Virginia and Santa Clara and booked new sales in our 2972 Stender development to bring that site to 19,567 NRSF under executed licenses at March 31, 2012, representing 59% of the 33,129 NRSF delivered as of that date.” Mr. Ray continued, “We continue to make investments to position CoreSite for ongoing growth. With the recent acquisition of Comfluent we are entering the Denver market, acquiring the leader in interconnection in Denver and the Rocky Mountain region. We’re also pleased to add to our management team with the hiring of Jarrett Appleby in the newly created position of Chief Operating Officer. Jarrett brings strong domain expertise in network-centric data centers and we look forward to his planned start date of May 7, 2012. We remain focused on expanding our national platform and continuously enhancing our customer experience as we work toward our goal of becoming the network-centric provider of choice in the markets in which we compete.” Financial Results CoreSite reported funds from operations (“FFO”) of $16.4 million, or $0.36 per diluted share and unit, for the three months ended March 31, 2012, compared to $11.3 million, or $0.25 per diluted share and unit, for the three months ended March 31, 2011. Total operating revenue for the three months ended March 31, 2012, was $47.3 million, a 2.7% increase on a sequential quarter basis and an 18.3% increase over the same quarter of the prior year. The company reported net income for the three months ended March 31, 2012, of $1.3 million and net income attributable to common shares of $600,000, or $0.03 per diluted share. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure Appendix 1

Quarter Ended March 31, 2012 Leasing Activity The company executed new and expansion data center leases representing $7.1 million of annualized GAAP rent during the quarter, comprised of 37,563 NRSF at a weighted average GAAP rate of $188 per NRSF and a weighted average lease term of 4.4 years. During the first quarter, data center lease commencements totaled 30,698 NRSF at a weighted average GAAP rental rate of $241 per NRSF, which represents $7.4 million of annualized GAAP rent. Renewal leases totaling 15,433 NRSF commenced in the first quarter at a weighted average GAAP rate of $170 per NRSF, reflecting a 3.3% increase in rent on a cash basis and a 12.5% increase on a GAAP basis. The company’s rent retention ratio for the first quarter was 85.8%. Development and Redevelopment Activity During the first quarter, CoreSite completed construction on 46,303 NRSF of space in Northern Virginia and the San Francisco Bay Area for a total cost of $21.9 million, or approximately $473 per NRSF. At March 31, 2012, the company had 78,856 NRSF of data center space under construction. Of the estimated $77.8 million required to complete these projects, the company had incurred costs of $55.4 million through March 31, 2012. Including the space currently under construction or in preconstruction at March 31, 2012, as well as currently operating space targeted for future redevelopment, CoreSite owns land and buildings sufficient to develop or redevelop 888,892 feet of data center space, comprised of (1) 78,856 NRSF of data center space currently under construction, (2) 464,786 NRSF of office and industrial space currently available for redevelopment, and (3) 345,250 NRSF of new data center space available for development on land that the company currently owns at its Coronado-Stender business park. Balance Sheet and Liquidity As of March 31, 2012, the company had $132.0 million of total long-term debt equal to 10.8% of total enterprise value and equal to 1.6x annualized adjusted EBITDA for the quarter ended March 31, 2012. The company has no debt maturities until 2014, assuming all extensions are available and exercised. At quarter end, the company had $4.0 million of cash available on its balance sheet and $153.6 million of available capacity under its revolving credit facility. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure Appendix 2

Quarter Ended March 31, 2012 Denver Market Acquisition In April 2012 the company entered the Denver market with the acquisition of Comfluent, a carrier-neutral, network-centric colocation provider, located in Denver, Colorado for a purchase price of approximately $3.0 million along with the provision for earn-out payments over the next three years if certain operating hurdles are met. Comfluent plays a vital role in the interconnection community in the western U.S., serving more than 75 customers and managing the Rocky Mountain Internet exchange (RMIX), the region’s largest Internet exchange, which will be integrated into CoreSite’s national Any2 Internet Exchange platform as part of the integration plan for Comfluent. Comfluent currently leases two sites that total approximately 9,300 NRSF. Dividend On March 14, 2012, the company’s board of directors declared a dividend of $0.18 per share of common stock and common stock equivalents for the first quarter of 2012. The dividend was paid on April 16, 2012 to shareholders of record on March 30, 2012. Upcoming Conferences and Events The company will participate in NAREIT’s REITWeek conference from June 12th through June 14th at the Hilton in New York City. Conference Call Details The company will host a conference call April 26th at 12:00 p.m. (Eastern Time) to discuss its financial results, current business trends and market conditions. The call can be accessed live over the phone by dialing 877-407-3982 for domestic callers and 201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176 for domestic callers, or for international callers, 858-384-5517. The passcode for the replay is 392009. The replay will be available until May 3, 2012. Interested parties may also listen to a simultaneous webcast of the conference call by logging on to the company’s website at www.CoreSite.com and clicking on the “Investors” tab. The on-line replay will be available for a limited time beginning immediately following the call. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure Appendix 3

Quarter Ended March 31, 2012 About CoreSite CoreSite Realty Corporation (NYSE: COR) is a national provider of data center products and interconnection services. More than 700 customers such as Global 1000 enterprises, communications providers, cloud and content companies, financial firms, media and entertainment, healthcare, and government agencies choose CoreSite for the confidence that comes with customer-focused data center products, service and support systems, and scalability. CoreSite data centers are business catalysts, featuring the Any2 Internet exchange and network ecosystems, which include access to 200+ carriers and service providers and a growing mesh of more than 15,000 interconnections. The company features a diverse colocation offering from individual cabinets to custom cages and private suites, with 12 data center locations in seven major U.S. markets. For more information, visit www.CoreSite.com. CoreSite Investor Relations Contact + 1 303.222.7276 InvestorRelations@CoreSite.com CoreSite Media Contact Jeannie Zaemes | CoreSite Marketing Senior Director + 1 720.446.2006 | +1 866.777.CORE Jeannie.Zaemes@CoreSite.com Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure Appendix 4

Quarter Ended March 31, 2012 Forward Looking Statements This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates”or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or maintain our status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure Appendix 5

Quarter Ended March 31, 2012 The company serves over 700 customers across more than two million square feet, including space held for redevelopment and development, and provides access to over 200 network service providers. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure Appendix 6

Quarter Ended March 31, 2012

CORESITE

Summary of Financial Data

(in thousands, except share, per share and NRSF data)

	Three Months Ended or As of:				
Summary of Results	**March 31, 2012**	**December 31, 2011**	**September 30, 2011**	**June 30, 2011**	**March 31, 2011**
Operating revenues	$ 47,284	$ 46,029	$ 44,367	$ 42,484	$ 39,966
Net income (loss)	1,343	462	263	(3,588)	(7,916)
Net income (loss) attributable to common shares	600	179	112	(1,530)	(3,372)
Funds from operations (FFO)	16,351	15,769	16,001	13,803	11,321
Adjusted funds from operations (AFFO)	12,714	14,034	13,133	12,088	9,020
Earnings before interest, taxes, depreciation and amortization (EBITDA)	17,695	16,815	17,206	15,136	13,659
Adjusted EBITDA	20,014	17,508	18,287	15,759	14,156
Per share - diluted:					
Net income (loss) attributable to common shares	$ 0.03	$ 0.01	$ 0.01	$ (0.08)	$ (0.17)
FFO per common share and OP unit	$ 0.36	$ 0.34	$ 0.35	$ 0.30	$ 0.25
Dividend Activity					
Dividends declared per common share and OP unit	$ 0.18	$ 0.18	$ 0.13	$ 0.13	$ 0.13
FFO payout ratio	51%	53%	37%	43%	53%
Operating Portfolio Statistics					
Operating data center properties	12	12	12	11	11
Operating data center NRSF	1,105,180	1,058,878	1,134,161	1,102,143	1,128,971
Data center NRSF leased	899,322	878,395	959,138	926,595	943,583
Data center % leased	81.4%	83.0%	84.6%	84.1%	83.6%
Office and light industrial NRSF	419,060	417,864	417,864	378,350	421,032
Office and light industrial NRSF leased	344,955	340,111	338,480	291,829	327,960
Office and light industrial % leased	82.3%	81.4%	81.0%	77.1%	77.9%
Market Capitalization and Debt					
Total enterprise value	$ 1,221,002	$ 943,547	$ 772,049	$ 866,632	$ 856,148
Total debt outstanding	132,032	121,864	110,501	110,560	125,560
Debt to enterprise value	10.8%	12.9%	14.3%	12.8%	14.7%
Debt to annualized adjusted EBITDA	1.6x	1.7x	1.5x	1.8x	2.2x
Total debt / undepreciated book value of total assets	14.9%	14.0%	12.8%	12.8%	14.4%
Weighted Average Shares and Units					
Common shares - basic	20,455,875	19,988,150	19,494,703	19,473,219	19,458,605
Operating partnership units - basic	25,345,082	25,780,217	26,234,692	26,226,065	26,226,065
Total common shares and OP units - basic	45,800,957	45,768,367	45,729,395	45,699,284	45,684,670
Shares issued from assumed conversion of restricted shares/options	238,980	93,853	93,258	84,796	4,748
Total common shares and OP units - diluted	46,039,937	45,862,220	45,822,653	45,784,080	45,689,418

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | Appendix | 7

Quarter Ended March 31, 2012

CORESITE

Consolidated Balance Sheets

(in thousands)

	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Assets:					
Investments in real estate:					
Land	$ 84,738	$ 84,738	$ 84,738	$ 84,738	$ 84,738
Building and building improvements	517,934	499,717	480,053	463,412	454,018
Leasehold improvements	82,660	81,057	80,760	77,452	76,803
	685,332	665,512	645,551	625,602	615,559
Less: Accumulated depreciation and amortization	(73,571)	(64,428)	(55,854)	(49,003)	(41,365)
Net investment in operating properties	611,761	601,084	589,697	576,599	574,194
Construction in progress	69,519	73,084	75,624	63,175	34,913
Net investments in real estate	681,280	674,168	665,321	639,774	609,107
Cash and cash equivalents	3,998	6,628	10,204	31,324	73,210
Restricted cash	8,712	9,291	10,598	16,120	14,967
Accounts and other receivables, net	7,403	6,562	7,045	6,394	6,185
Lease intangibles, net	30,905	36,643	43,449	50,973	60,880
Goodwill	41,191	41,191	41,191	41,191	41,191
Other assets	37,431	33,743	30,833	25,979	25,132
Total assets	**$ 810,920**	**$ 808,226**	**$ 808,641**	**$ 811,755**	**$ 830,672**
Liabilities and equity:					
Liabilities					
Revolving credit facility	$ 40,250	$ 5,000	$ -	$ -	$ -
Mortgage loans payable	91,782	116,864	110,501	110,560	125,560
Accounts payable and accrued expenses	39,096	38,822	42,978	41,569	37,488
Deferred rent payable	3,785	3,535	3,284	2,998	2,643
Acquired below-market lease contracts, net	10,898	11,872	13,021	14,111	15,293
Prepaid rent and other liabilities	10,755	11,946	11,589	10,420	8,683
Total liabilities	196,566	188,039	181,373	179,658	189,667
Stockholders' equity					
Common stock, par value $0.01	204	204	195	194	194
Additional paid-in capital	257,338	256,183	241,700	240,822	239,933
Accumulated other comprehensive income (loss)	(47)	(34)	(43)	(53)	41
Accumulated deficit	(26,683)	(23,545)	(19,998)	(17,523)	(13,416)
Total stockholders' equity	230,812	232,808	221,854	223,440	226,752
Noncontrolling interests	383,542	387,379	405,414	408,657	414,253
Total equity	614,354	620,187	627,268	632,097	641,005
Total liabilities and equity	**$ 810,920**	**$ 808,226**	**$ 808,641**	**$ 811,755**	**$ 830,672**

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | Appendix | 8

Quarter Ended March 31, 2012

CORESITE

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended:				
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Operating revenues:					
Rental revenue	$ 29,493	$ 29,064	$ 27,616	$ 26,707	$ 25,210
Power revenue	12,330	11,411	11,450	10,760	9,781
Tenant reimbursement	1,296	1,767	1,432	1,425	1,720
Other revenue	4,165	3,787	3,869	3,592	3,255
Total operating revenues	47,284	46,029	44,367	42,484	39,966
Operating expenses:					
Property operating and maintenance	14,395	15,063	14,133	13,830	12,023
Real estate taxes and insurance	2,014	2,064	2,163	2,149	2,743
Depreciation and amortization	15,461	15,743	16,091	17,660	19,473
Sales and marketing	2,129	1,619	1,315	1,433	1,377
General and administrative	6,352	5,880	4,747	5,602	5,617
Transaction costs	122	-	192	683	-
Rent	4,577	4,588	4,601	4,600	4,547
Total operating expenses	45,050	44,957	43,242	45,957	45,780
Operating income (loss)	2,234	1,072	1,125	(3,473)	(5,814)
Gain on early extinguishment of debt	-	-	(10)	949	-
Interest income	2	2	9	40	66
Interest expense	(1,018)	(838)	(916)	(1,269)	(2,252)
Income (loss) before income taxes	1,218	236	208	(3,753)	(8,000)
Income tax benefits	125	226	55	165	84
Net income (loss)	1,343	462	263	(3,588)	(7,916)
Net income (loss) attributable to noncontrolling interests	743	283	151	(2,058)	(4,544)
Net income (loss) attributable to common shares	$ 600	$ 179	$ 112	$ (1,530)	$ (3,372)
Net income (loss) per share attributable to common shares:					
Basic	$ 0.03	$ 0.01	$ 0.01	$ (0.08)	$ (0.17)
Diluted	$ 0.03	$ 0.01	$ 0.01	$ (0.08)	$ (0.17)
Weighted average common shares outstanding:					
Basic	20,455,875	19,988,150	19,494,703	19,473,219	19,458,605
Diluted	20,694,855	20,082,003	19,587,961	19,473,219	19,458,605

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | Appendix | 9

Quarter Ended March 31, 2012

Reconciliations of Net Income (Loss) to FFO, AFFO and EBITDA

CORESITE

(in thousands, except share and per share data)

Reconciliation of Net Income (Loss) to FFO:

	Three Months Ended:				
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Net income (loss)	$ 1,343	$ 462	$ 263	$ (3,588)	$ (7,916)
Adjustments:					
Real estate depreciation and amortization	15,008	15,307	15,738	17,391	19,237
FFO available to common shareholders and OP unitholders	$ 16,351	$ 15,769	$ 16,001	$ 13,803	$ 11,321
Weighted average common shares and OP units outstanding - diluted	46,039,937	45,862,220	45,822,653	45,822,653	45,784,080
FFO per common share and OP unit - diluted	$ 0.36	$ 0.34	$ 0.35	$ 0.30	$ 0.25

Reconciliation of FFO to AFFO:

	Three Months Ended:				
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
FFO available to common shareholders and unitholders	$ 16,351	$ 15,769	$ 16,001	$ 13,803	$ 11,321
Adjustments:					
Amortization of deferred financing costs	436	371	359	399	427
Non-cash compensation	747	693	879	889	497
Non-real estate depreciation	453	436	353	269	236
Amortization of fair market value of acquired loan	-	-	-	-	687
Straight-line rent adjustment	(1,318)	(1,055)	(1,126)	(1,054)	(493)
Amortization of above and below market leases	(396)	(511)	(375)	(374)	(390)
Maintenance capital investment	(566)	(42)	(608)	(59)	(725)
Tenant improvements	(1,015)	(1,058)	(1,579)	(955)	(495)
Capitalized leasing commissions	(1,978)	(569)	(771)	(830)	(2,045)
AFFO available to common shareholders and OP unitholders	$ 12,714	$ 14,034	$ 13,133	$ 12,088	$ 9,020

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA:

	Three Months Ended:				
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Net income (loss)	$ 1,343	$ 462	$ 263	$ (3,588)	$ (7,916)
Adjustments:					
Interest expense, net of interest income	1,016	836	907	1,229	2,186
Income taxes	(125)	(226)	(55)	(165)	(84)
Depreciation and amortization	15,461	15,743	16,091	17,660	19,473
EBITDA	$ 17,695	$ 16,815	$ 17,206	$ 15,136	$ 13,659
Non-cash compensation	747	693	879	889	497
Gain on early extinguishment of debt	-	-	10	(949)	-
Transaction costs / litigation settlement expenses	1,572	-	192	683	-
Adjusted EBITDA	$ 20,014	$ 17,508	$ 18,287	$ 15,759	$ 14,156

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | Appendix | 10

Quarter Ended March 31, 2012

CORESITE

Operating Properties

(in thousands, except NRSF data)

Set forth below is additional information for each of the operating properties as of March 31, 2012:

			Operating NRSF[1]					
			Data Center[2]		Office and Light-Industrial[3]		Total	
Market/Facilities	Acquisition Date[4]	Annualized Rent ($000)[5]	Total	Percent Leased[6]	Total	Percent Leased[6]	Total[7]	Percent Leased[6]
Los Angeles								
One Wilshire*	Aug. 2007	$ 22,495	157,588	68.7 %	7,500	52.0 %	165,088	67.9 %
900 N. Alameda	Oct. 2006	11,113	156,366	77.6	8,360	28.4	164,726	75.1
Los Angeles Total		**33,608**	**313,954**	**73.1**	**15,860**	**39.6**	**329,814**	**71.5**
San Francisco Bay								
55 S. Market	Feb. 2000	12,153	84,045	91.9	206,255	91.9	290,300	91.9
2901 Coronado	Feb. 2007	9,085	50,000	100.0	-	-	50,000	100.0
1656 McCarthy	Dec. 2006	7,728	76,676	90.0	-	-	76,676	90.0
Coronado-Stender Properties[8]	Feb. 2007	1,040	-	-	115,560	82.5	115,560	82.5
2972 Stender[9]	Feb. 2007	3,014	33,129	55.9	436	74.8	33,565	56.1
San Francisco Bay Total		**33,020**	**243,850**	**88.1**	**322,251**	**88.5**	**566,101**	**88.3**
Northern Virginia								
12100 Sunrise Valley	Dec. 2007	17,906	168,959	81.8	61,050	72.7	230,009	79.4
1275 K Street*	June 2006	1,791	22,137	72.0	-	-	22,137	72.0
Northern Virginia Total		**19,697**	**191,096**	**80.7**	**61,050**	**72.7**	**252,146**	**78.7**
Boston								
70 Innerbelt	Apr. 2007	9,000	148,795	88.1	13,063	34.2	161,858	83.7
Chicago								
427 S. LaSalle	Feb. 2007	7,934	128,906	93.7	4,946	56.9	133,852	92.3
New York								
32 Avenue of the Americas*	June 2007	5,174	48,404	66.7	-	-	48,404	66.7
Miami								
2115 NW 22nd Street	June 2006	1,706	30,175	55.3	1,890	100.0	32,065	58.0
Total Facilities		**$ 110,139**	**1,105,180**	**81.4 %**	**419,060**	**82.3 %**	**1,524,240**	**81.6 %**

* Indicates properties in which we hold a leasehold interest.

(1) Represents the square feet at each building under lease as specified in existing customer lease agreements plus management's estimate of space available for lease to customers based on engineers' drawings and other factors, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas. Total NRSF at a given facility includes the total operating NRSF and total redevelopment and development NRSF, but excludes our office space at a facility and our corporate headquarters.

(2) Represents the NRSF at each operating facility that is currently leased or readily available for lease as data center space. Both leased and available data center NRSF includes a factor to account for a customer's proportionate share of the required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build out of our properties.

(3) Represents the NRSF at each operating facility that is currently leased or readily available for lease as space other than data center space, which is typically space offered for office or light-industrial uses.

(4) Reflects date property was acquired by certain real estate funds affiliated with the Carlyle Group and not the date of our acquisition upon consummation of our initial public offering. In the case of a leased property, indicates the date the initial lease commenced.

(5) Represents the monthly contractual rent paid under existing customer leases as of March 31, 2012, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and, for any customer under a modified gross or triple-net lease, it excludes the operating expense reimbursement attributable to such lease. On a gross basis, our annualized rent was approximately $115,270,000 as of March 31, 2012, which reflects the addition of $5,131,286 in operating expense reimbursements to contractual net rent under modified gross and triple-net leases.

(6) Includes customer leases that have commenced as of March 31, 2012. The percent leased is determined based on leased square feet as a proportion of total operating NRSF. The percent leased for data center space, office and light industrial space, and space in total would have been 84.4%, 82.5%, and 83.9%, respectively, if all leases signed in current and prior periods had commenced.

(7) Represents the NRSF at an operating facility currently leased or readily available for lease. This excludes existing vacant space held for redevelopment or development.

(8) The Coronado-Stender Business Park became entitled for our proposed data center development upon receipt of the mitigated negative declaration from the city of Santa Clara in the first quarter of 2011. We have the ability to develop 345,250 NRSF of data center space at this property, which is in addition to the 50,400 NRSF of data center space and 50,600 NRSF of unconditioned core and shell space completed or under construction at 2972 Stender.

(9) We have completed construction on 33,129 NRSF of data center space at this property, and are under construction on an additional 16,835 NRSF of data center space. We have also developed an incremental 50,600 NRSF of unconditioned core and shell space to be held for potential future development into data center space, subject to our assessment of market demand and alternative uses of our capital.

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | Appendix | 11

Quarter Ended March 31, 2012

CORESITE

Leasing Statistics

Data Center Leasing Activity

	Leasing Activity Period	Number of Leases(1)	Total Leased NRSF(2)	GAAP Annualized Rent per Leased NRSF	GAAP Annualized Rent (000's)	Rent-Retention Rate(3)	Cash Rent Growth(4)	GAAP Rent Growth(4)
New/expansion leases commenced	**Q1 2012**	**61**	**30,698**	**$ 241**	**$ 7,385**			
	Q4 2011	72	38,864	168	6,530			
	Q3 2011	101	38,658	166	6,427			
	Q2 2011	77	23,400	135	3,167			
	Q1 2011	78	41,812	138	5,757			
New/expansion leases signed	**Q1 2012**	**67**	**37,563**	**$ 188**	**$ 7,057**			
	Q4 2011	64	35,461	192	6,802			
	Q3 2011	105	28,553	183	5,224			
	Q2 2011	69	31,464	148	4,657			
	Q1 2011	90	42,583	137	5,843			
Renewal leases commenced	**Q1 2012**	**67**	**15,433**	**$ 170**	**$ 2,624**	**85.8%**	**3.3%**	**12.5%**
	Q4 2011	42	22,911	133	3,047	69.4%	-2.8%	4.8%
	Q3 2011	82	21,353	175	3,731	88.4%	13.9%	21.5%
	Q2 2011	68	41,523	136	5,641	71.8%	35.3%	53.8%
	Q1 2011	72	22,452	158	3,557	92.9%	16.7%	23.3%

(1) Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2) Total leased NRSF is determined based on contractually leased square feet for leases that have commenced on or before March 31, 2012. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(3) Rent-retention is calculated based on a customer's contractual obligation to lease space. If the customer's contractual obligation expires during the period or expired in a prior period and the customer was still leasing space at the end of the current period, that rent is considered retained for retention calculation purposes. We calculate rent as lost when a customer vacates a facility due to (1) non-renewal of an expiring lease or early termination for cause, or (2) the relinquishment of space targeted for redevelopment.

(4) Rent growth represents the increase in rental rates on renewed leases commencing during the period, as compared with the previous rental rates for the same space.

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | Appendix | 12

Quarter Ended March 31, 2012

CORESITE

Leasing Statistics

Lease Expirations (total operating properties)

The following table sets forth a summary schedule of the expirations for leases in place as of March 31, 2012, plus available space for the remainder of 2012 and for each of the ten full calendar years beginning January 1, 2013 at the properties in our portfolio. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and all early termination rights.

Year of Lease Expiration	Number of Leases Expiring(1)	Total Operating NRSF of Expiring Leases	Percentage of Total Operating NRSF	Annualized Rent ($000)(2)	Percentage of Annualized Rent	Annualized Rent Per Leased NRSF(3)	Annualized Rent at Expiration ($000)(4)	Annualized Rent Per Leased NRSF at Expiration(5)
Available as of March 31, 2012(6)	-	279,963	18.4 %	$ -	- %	$ -	$ -	$ -
Remainder of 2012	414	260,399	17.1	27,812	25.3	106.80	27,862	107.00
2013	264	181,376	11.9	18,806	17.1	103.69	19,521	107.63
2014(7)	230	250,205	16.4	20,180	18.2	80.65	22,845	91.31
2015	73	101,204	6.6	7,299	6.6	72.12	11,284	111.50
2016(8)	88	163,375	10.7	11,861	10.8	72.60	14,035	85.90
2017	37	66,110	4.3	10,548	9.6	159.55	12,596	190.52
2018	8	79,341	5.2	8,131	7.4	102.48	10,147	127.89
2019	2	80,466	5.3	1,567	1.4	19.48	1,730	21.51
2020	3	2,746	0.2	75	0.1	27.14	78	28.51
2021	9	18,155	1.2	1,872	1.7	103.13	3,883	213.91
2022-Thereafter	8	40,900	2.7	1,988	1.8	48.61	2,626	64.22
Portfolio Total / Weighted Average	**1,136**	**1,524,240**	**100.0 %**	**$ 110,139**	**100.0 %**	**$ 88.52**	**$ 126,607**	**$ 101.75**

(1) Includes leases that upon expiration will be automatically renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2) Represents the monthly contractual rent paid under existing customer leases as of March 31, 2012, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and, for any customer under a modified gross or triple-net lease, it excludes the operating expense reimbursement attributable to those leases.

(3) Annualized rent as defined above, divided by the square footage of leases expiring in the given year.

(4) Represents the final monthly contractual rent under existing customer leases as of March 31, 2012, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and, for any customer under a modified gross or triple-net lease, it excludes the operating expense reimbursement attributable to those leases.

(5) Annualized rent at expiration as defined above, divided by the square footage of leases expiring in the given year. This metric reflects the rent growth inherent in the existing base of lease agreements.

(6) Excludes approximately 557,282 vacant NRSF held for redevelopment or under construction at March 31, 2012.

(7) Includes an office lease with General Services Administration - IRS, which is an interim lease in place that expires on May 31, 2014. Upon the expiration of the interim lease and the substantial completion of tenant improvements by us, a new lease that has already been executed by both parties will commence. The new lease includes 119,729 NRSF with a ten-year term and a termination option at the end of year eight.

(8) Total operating NRSF of expiring leases in 2016 reflects the expiration of half of a 50,000 NRSF lease, the other half of which expires in 2017.

Lease Distribution

The following table sets forth information relating to the distribution of leases in the properties in our portfolio, based on NRSF (excluding space held for redevelopment) under lease as of March 31, 2012.

Square Feet Under Lease(1)	Number of Leases(2)	Percentage of All Leases	Total Operating NRSF of Leases(3)	Percentage of Total Operating NRSF	Annualized Rent ($000)(4)	Percentage of Annualized Rent
Available(5)		- %	279,963	18.4 %	$	- %
1,000 or less	972	85.6	165,749	10.9	29,705	27.0
1,001 - 2,000	55	4.8	78,269	5.1	8,849	8.0
2,001 - 5,000	66	5.8	198,067	13.0	20,243	18.4
5,001 - 10,000	20	1.8	141,452	9.3	14,271	13.0
10,001 - 25,000	17	1.5	309,873	20.3	26,063	23.6
Greater than 25,000	6	0.5	350,867	23.0	11,008	10.0
Portfolio Total	**1,136**	**100.0 %**	**1,524,240**	**100.0 %**	**$ 110,139**	**100.0 %**

(1) Represents all leases in our portfolio, including data center and office and light-industrial leases.

(2) Includes leases that upon expiration will be automatically renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(3) Represents the square feet at a building under lease as specified in the lease agreements plus management's estimate of space available for lease to third parties based on engineer's drawings and other factors, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(4) Represents the monthly contractual rent paid under existing customer leases as of March 31, 2012, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and, for any customer under a modified gross or triple-net lease, it excludes the operating expense reimbursement attributable to those leases.

(5) Excludes approximately 557,282 vacant NRSF held for redevelopment or under construction at March 31, 2012.

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | Appendix | 13

Quarter Ended March 31, 2012

Geographic Diversification and 10 Largest Customers

CORESITE

(in thousands, except NRSF data)

Geographic Diversification



New York 4.7%
Miami 1.5%
Chicago 7.2%
Los Angeles 30.5%
Boston 8.2%
Northern Virginia 17.9%
San Francisco Bay 30.0%

Metropolitan Market	Percentage of Total Annualized Rent
Los Angeles	30.5 %
San Francisco Bay	30.0
Northern Virginia	17.9
Boston	8.2
Chicago	7.2
New York	4.7
Miami	1.5
Total	100.0 %

10 Largest Customers

As of March 31, 2012, our portfolio was leased to over 700 companies, many of which are nationally recognized firms. The following table sets forth information regarding the ten largest customers in our portfolio based on annualized rent as of March 31, 2012:

	Customer	Number of Locations	Total Leased NRSF[(1)]	Percentage of Total Operating NRSF[(2)]	Annualized Rent[(3)]	Percentage of Annualized Rent[(4)]	Weighted Average Remaining Lease Term in Months[(5)]
1	Facebook, Inc.	3	74,091	4.9 %	$ 11,902	10.8 %	42
2	Computer Sciences Corporation	3	52,902	3.5	6,331	5.7	65
3	Akamai Technologies	6	34,077	2.2	4,023	3.7	15
4	General Services Admin - IRS*[(6)]	1	141,774	9.3	3,790	3.4	32
5	Nuance Communications	1	25,404	1.7	3,240	2.9	75
6	Verizon Communications	7	74,048	4.9	2,572	2.3	37
7	Gov't of District of Columbia	2	16,646	1.1	2,201	2.0	30
8	Tata Communications	2	18,476	1.2	1,875	1.7	91
9	NBC Universal	1	11,293	0.7	1,719	1.6	4
10	Intermedia, Inc	3	9,719	0.6	1,597	1.4	15
	Total/Weighted Average		458,430	30.1 %	$ 39,250	35.5 %	43

* Denotes customer using space for general office purposes.

(1) Total leased NRSF is determined based on contractually leased square feet for leases that have commenced on or before March 31, 2012. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(2) Represents the customer's total leased square feet divided by the total operating NRSF in the portfolio which, as of March 31, 2012, consisted of 1,524,240 NRSF.

(3) Represents the monthly contractual rent under existing customer leases as of March 31, 2012 multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and, for any customer under a modified gross or triple-net lease, it excludes the operating expense reimbursement attributable to those leases.

(4) Represents the customer's total annualized rent divided by the total annualized rent in the portfolio as of March 31, 2012, which was approximately $110,139,000.

(5) Weighted average based on percentage of total annualized rent expiring and is as of March 31, 2012.

(6) The data presented represents an interim lease in place that expires in May 2014. Upon expiration of the interim lease and the substantial completion of tenant improvements by us, a new lease that has already been executed by both parties will commence. That lease includes 119,729 NRSF with a ten-year term and a termination option at the end of year eight.

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | Appendix | 14

Quarter Ended March 31, 2012

Development Summary and Capital Expenditures

(in thousands, except NRSF data)

Completed Pre-Stabilized Data Center Projects as of March 31, 2012

Projects/Facilities	Metropolitan Area	Development/ Redevelopment	Completion	NRSF	Cost	Percent Leased[1]
12100 Sunrise Valley	Northern Virginia	Redevelopment	Apr 2011	7,266	$ 3,000	79.9%
2972 Stender	San Francisco Bay	Development	July 2011	18,116	13,000	59.0%
12100 Sunrise Valley	Northern Virginia	Redevelopment	Aug 2011	11,975	5,600	87.1%
70 Innerbelt	Boston	Redevelopment	Nov 2011	15,149	5,800	0.0%
900 N. Alameda	Los Angeles	Redevelopment	Dec 2011	12,500	6,800	6.2%
12100 Sunrise Valley	Northern Virginia	Redevelopment	Mar 2012	31,290	12,300	5.9%
2972 Stender	San Francisco Bay	Development	Mar 2012	15,013	9,600	52.1%
Total completed pre-stabilized				111,309	$ 56,100	

(1) These projects/facilities are included in the operating NRSF information in the Operating Properties table on page 11.

Data Center Projects Under Construction as of March 31, 2012

Projects/Facilities	Metropolitan Area	Development/ Redevelopment	Completion/ Estimated Completion	NRSF	Costs: Incurred to-date	Costs: Estimated Total[1]
427 S. LaSalle	Chicago	Redevelopment	Q2 2012	29,261	$ 7,860	$ 9,700
12100 Sunrise Valley	Northern Virginia	Redevelopment	Q2 2012	32,760	15,480	23,350
2972 Stender[2]	San Francisco Bay	Development	Q2 2012	16,835	10,500	13,400
Total under construction				78,856	$ 33,840	$ 46,450
Planned near-term future construction[4]						
900 N. Alameda[3]	Los Angeles	Redevelopment	Q4 2012	22,500	$ -	$ 7,000
2972 Stender[2]	San Francisco Bay	Development	Q1 2013	50,600	21,600	51,100
Total planned near-term future construction				73,100	$ 21,600	$ 58,100

(1) Reflects management's estimate of cost of completion based upon the actual cost as of March 31, 2012, plus management's estimate of the cost to complete construction.

(2) As of March 31, 2012, we completed the first two of three data centers on the second floor. We also developed an incremental 50,600 NRSF of unconditioned core and shell space that we intend to hold for potential future development into data center space, subject to our assessment of market demand and alternative uses of our capital. Management's estimate of the cost to construct the core and shell space is included in the estimated total.

(3) NRSF reflects management's estimate based on engineering drawings and required support space and is subject to change based on final demising of the space.

(4) Planned near-term future construction is management's best estimate of current planned projects. Projects may be added or deleted from this list at any time based upon management's evaluation of current market demands and economic performance.

Capital Expenditures – Quarter Ended

	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Recurring capital expenditures	$ 566	$ 42	$ 608	$ 59	$ 725
Development/redevelopment capital expenditures	16,052	18,582	34,527	38,342	27,521
Total	**$ 16,618**	**$ 18,624**	**$ 35,135**	**$ 38,401**	**$ 28,246**

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | Appendix | 15

Quarter Ended March 31, 2012

CORESITE

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or Equivalents Outstanding	Market Price as of March 31, 2012	Market Value Equivalents
Common shares	20,800	$23.59	$ 490,672
Operating partnership units	25,362	$23.59	598,298
Total equity			1,088,970
Total debt			132,032
Total enterprise value			$ 1,221,002
Total debt to total enterprise value			10.8%

Debt Summary (1) — Outstanding as of:

Instrument	Interest Rate(2)	Maturity Date	Maturity Date with Extension	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
427 S. LaSalle mortgage loan A	L+0.6%			$ -	$ 25,000	$ 25,000	$ 25,000	$ 25,000
427 S. LaSalle mortgage loan B	L+2.95%			-	-	-	-	5,000
427 S. LaSalle mezzanine loan	L+4.83%			-	-	-	-	10,000
12100 Sunrise Valley mortgage loan	L+2.75%	6/1/2013	6/1/2014	31,782	31,864	25,501	25,560	25,560
55 S. Market mortgage loan(3)	4.01%	10/9/2012	10/9/2014	60,000	60,000	60,000	60,000	60,000
Senior secured credit facility	L+2.25%	12/15/2014	12/15/2015	40,250	5,000	-	-	-
Total Consolidated Debt				**$ 132,032**	**$ 121,864**	**$ 110,501**	**$ 110,560**	**$ 125,560**
Weighted average interest rate	2.54%							
Floating rate vs. fixed rate debt				55% / 45%	51% / 49%	46% / 54%	46% / 54%	52% / 48%

(1) See the 10-Q for information on specific debt instruments.

(2) The 30 day LIBOR rate was 0.24% as of March 31, 2012.

(3) Represents the effective interest rate for secured debt at 55 S. Market. See 10-Q for additional information on the interest rate swap agreement for the secured debt at 55 S. Market.

Debt Maturities(1)


$100,000
$80,000
$60,000
$40,000
$20,000
$-
2012
2013
2014
2015
2016

(1) Assumes all extensions are available and exercised.

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | Appendix | 16

Quarter Ended March 31, 2012

CORESITE

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended:				
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Interest expense and fees	$ 1,253	$ 1,120	$ 1,069	$ 1,170	$ 1,265
Amortization of deferred financing costs	436	371	359	399	427
Amortization of fair market value of acquired loan	-	-	-	-	687
Capitalized interest	(671)	(653)	(512)	(300)	(127)
Total interest expense	**$ 1,018**	**$ 838**	**$ 916**	**$ 1,269**	**$ 2,252**

Debt Covenants

	Revolving Credit Facility					
	Required Compliance	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Minimum tangible net worth	Greater than $468.8M	$937,000	$824,000	$826,000	$771,000	$758,000
Fixed charge coverage ratio	Greater than 1.75x	14.9x	15.9x	18.0x	15.5x	13.2x
Total indebtedness to gross asset value	Less than 60%	13.1%	13.7%	12.6%	13.4%	15.1%
Unhedged variable rate debt to gross asset value	Less than 30%	3.7%	3.1%	5.3%	5.7%	7.3%
Consolidated recourse indebtedness to gross asset value	Less than 30%	0.2%	0.2%	0.2%	0.2%	0.2%
Total borrowing base		$202,500	$158,100	$110,000	$110,000	$110,000
Borrowings outstanding		(40,250)	(5,000)	-	-	-
Outstanding letters of credit		(8,620)	(8,600)	(8,700)	(8,950)	(9,200)
Current availability		$153,630	$144,500	$101,300	$101,050	$100,800

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | Appendix | 17

Quarter Ended March 31, 2012 Appendix This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP. Definitions Funds From Operations “FFO”—is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income. Adjusted Funds From Operations “AFFO”—is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO: Plus: Amortization of deferred financing costs Plus: Non-cash compensation Plus: Non-real estate depreciation Plus: Below market debt amortization Less: Straight line rents adjustments Less: Above and below market leases Less: Maintenance capital investment Less: Tenant improvement capital investment Less: Capitalized leasing commissions Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure Appendix 18

Quarter Ended March 31, 2012 Appendix AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely reported measure by other REITs, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA—EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs and litigation settlement expense to EBITDA as well as adjusting for the impact of gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure Appendix 19